Exhibit 99.1

Target Hospitality Expands Credit Facility; Significantly Increasing Liquidity Profile

THE WOODLANDS, Texas, October 12, 2023 (PRNewswire) – Target Hospitality Corp. (“Target Hospitality”, “Target” or the “Company”) (NASDAQ: TH), one of North America’s largest providers of vertically integrated modular accommodations and value-added hospitality services, announced today that it has increased the available borrowing capacity under its Credit Agreement, dated March 15, 2019 (as amended, the “Amended Credit Facility”), by $50 million, for total available capacity of $175 million, subject to compliance with borrowing base requirements (“Expanded Credit Facility”). The additional credit capacity secured by the Company will be used for general corporate purposes, as needed. There are no outstanding balances on the Company’s $175 million Expanded Credit Facility, further solidifying its strong financial position and focused capital discipline.

Target has remained focused on optimizing its financial position, centered on materially strengthening its balance sheet to maximize financial flexibility. Since 2020, Target has reduced total net debt(1) by approximately 80%(2). During that time, the focus on capital discipline allowed Target to quickly react to strategic growth opportunities that support an anticipated 151% increase in revenue(3) while making significant progress towards being net-debt free in 2023. Including the Expanded Credit Facility, by year end 2023, the Company expects pro-forma total available liquidity to be in excess of $300 million.

“We are pleased with the completion of the credit facility increase as it provides us with increased financial flexibility,” said Eric T. Kalamaras, Chief Financial Officer at Target Hospitality. “Combined with substantial cash on hand, the facility increase coupled with our recently announced note exchange, continues our focus of creating a more efficient capital structure that complements our high cash generation capability while simultaneously providing flexible growth capital.”

About Target Hospitality

Target Hospitality is one of North America’s largest providers of vertically integrated modular accommodations and value-added hospitality services in the United States. Target builds, owns and operates a customized and growing network of communities for a range of end users through a full suite of value-added solutions including premium food service management, concierge, laundry, logistics, security and recreational facilities services.

(1)  Net debt defined as total consolidated debt, including Senior Secured Notes and outstanding balances on the Company’s Credit Facility, less cash and cash equivalents

(2)  Reduction in net debt from the consolidated audited balance sheet as of December 31, 2020 compared to the anticipated net debt as of December 31, 2023. Anticipated net debt as of December 31, 2023 supported by the Company’s 2023 outlook as provided on August 9, 2023. The unaudited estimated financial results, as provided on August 9, 2023, are subject to revision. As a result, actual results as of December 31, 2023, may differ materially from the estimated unaudited financial results as a result of the year end audit, or upon occurrences of other developments that may arise prior to the time audited financial results are finalized.

(3)  Increase in revenue from the year ended December 31, 2020, to mid-point of full year 2023 financial outlook, as provided on August 9, 2023. The unaudited estimated financial results, as provided on August 9, 2023, are subject to revision. As a result, actual results for the year ended December 31, 2023, may differ materially from the estimated unaudited financial results as a result of the year-end audit, or upon occurrences of other developments that may arise prior to the time audited financial results are finalized.

Cautionary Statement Regarding Forward Looking Statements

Certain statements made in this press release (including the financial outlook contained herein) are "forward looking statements" within the meaning of the "safe harbor" provisions of the United States Private Securities Litigation Reform Act of 1995. When used in this press release, the words "estimates," "projected," "expects," "anticipates," "forecasts," "plans," "intends," "believes," "seeks," "may," "will," "should," "future," "propose" and variations of these words or similar expressions (or the negative versions of such words or expressions) are intended to identify forward-looking statements. These forward-looking statements are not guarantees of future performance, conditions or results, and involve a number of known and unknown risks, uncertainties, assumptions and other important factors, many of which are outside our control, that could cause actual results or outcomes to differ materially from those discussed in the forward-looking statements. Important factors, among others, that may affect actual results or outcomes include: the duration of the COVID-19 pandemic or any future public health crisis, related economic repercussions and the resulting negative impact to global economic demand; operational challenges relating to the COVID-19 pandemic and efforts to mitigate the spread of the virus, including logistical challenges, protecting the health and well-being of our employees and customers, government imposed mandates, contract and supply chain disruptions; operational, economic, including inflation, political and regulatory risks; our ability to effectively compete in the specialty rental accommodations and hospitality services industry; effective management of our communities; natural disasters and other business distributions including outbreaks of epidemic or pandemic disease; the effect of changes in state building codes on marketing our buildings; changes in demand within a number of key industry end-markets and geographic regions; our reliance on third party manufacturers and suppliers; failure to retain key personnel; increases in raw material and labor costs; the effect of impairment charges on our operating results; our future operating results fluctuating, failing to match performance or to meet expectations; our exposure to various possible claims and the potential inadequacy of our insurance; unanticipated changes in our tax obligations; our obligations under various laws and regulations; the effect of litigation, judgments, orders, regulatory or customer bankruptcy proceedings on our business; our ability to successfully acquire and integrate new operations; global or local economic and political movements, including any changes in policy under the Biden administration; federal government budgeting and appropriations; our ability to effectively manage our credit risk and collect on our accounts receivable; our ability to fulfill Target Hospitality's public company obligations; any failure of our management information systems; our ability to meet our debt service requirements and obligations; and risks related to our outstanding obligations in connection with the 9.50% senior notes due 2024. We undertake no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law.

Investor Contact

Mark Schuck

(832) 702 – 8009

ir@targethospitality.com